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                                  EXHIBIT 23.1
                           BENTON OIL AND GAS COMPANY


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37124 and 333-19679) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-70146, 33-79494, 333-00135 and 333-17231) and Form S-4 (Nos. 33-61299, 33-42139 and
333-06125) of Benton Oil and Gas Company of our report dated March 25, 1999 appearing on page S-1 of this Form 10-K.



PricewaterhouseCoopers LLP
San Francisco, California
March 30, 1999